UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.

Item 9.01.	Financial Statements and Exhibits.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Wall

Mr. Malcolm R. Wall, the chief executive officer of the content division of Virgin Media Inc. (the “Company”), is leaving the Company to pursue other business interests. Mr. Wall’s resignation is expected to become effective in early April 2009.

A copy of a press release issued by the Company on March 4, 2009, is attached as Exhibit 99.1 and incorporated by reference.

Item 8.01.  Other Events.

Payment of a Quarterly Cash Dividend

On February 27, 2009, the board of directors of the Company (the “Board”) approved the payment of a quarterly cash dividend of $0.04 per share on March 20, 2009 to stockholders of record as of March 12, 2009. Future payments of regular quarterly dividends by the Company are in the Board’s discretion and will be subject to the Company’s future needs and uses of free cash flow, which could include investments in operations, the repayment of debt, and share repurchase programs.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release, dated March 4, 2009, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009

VIRGIN MEDIA INC.

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated March 4, 2009, issued by Virgin Media Inc.